Exhibit 99.1

Contacts:	Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 STXB@dennardlascar.com

SPIRIT OF TEXAS BANCSHARES, INC. COMPLETES

SALE OF JACKSBORO BRANCH LOCATION

CONROE, TEXAS – January 11, 2021 – Spirit of Texas Bancshares, Inc. (NASDAQ: STXB) (“Spirit”), the holding company for Spirit of Texas Bank (the “Bank”), today announced that on January 8, 2021, the Bank completed the previously announced sale of its Jacksboro, Texas branch location to First State Bank (“FSB”) of Graham, Texas. Under the terms of the transaction, the Bank sold loans of approximately $3.5 million, deposits of approximately $5.7 million and the real property on which the branch was located.

Dean Bass, Spirit’s Chairman and Chief Executive Officer, stated, “We are pleased to have partnered with First State Bank, a bank that shares a similar mission to Spirit – consistently focusing on the well-being of the community. This common foundation and alignment of core values should make for a seamless transition and benefit the Jacksboro community, clients and employees.”

About Spirit of Texas Bancshares, Inc.

Spirit, through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 38 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, Austin, San Antonio, Corpus Christi and Tyler metropolitan areas, along with offices in North Central and South Texas. Please visit www.sotb.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others: (i) changes in general business, industry or economic conditions, or competition; (ii) the impact of the COVID-19 pandemic on the Bank’s business, including the impact of actions taken by governmental and regulatory authorities in response to such pandemic, such as the Coronavirus Aid, Relief, and Economic Security Act and the programs established thereunder, and the Bank’s participation in such programs, (iii) changes in any applicable law, rule, regulation, policy, guideline, or practice governing or affecting bank holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (iv) adverse changes or conditions in capital and financial markets; (v) changes in interest rates; (vi) the possibility that any of the anticipated benefits of the Jacksboro Branch Sale will not be realized or will not be realized within the expected time period; (vii) the risk that converting the operations of the Jacksboro Branch to First State Bank will be materially delayed or will be more difficult than expected; (viii) the inability to realize expected cost savings or achieve other anticipated benefits in connection with business combinations and other acquisitions; (ix) changes in the quality or composition of our loan and investment portfolios; (x) adequacy of loan loss reserves; (xi) loss of certain key officers; (xii) continued relationships with major customers; (xiii) deposit attrition; (xiv) rapidly changing technology; (xv) unanticipated regulatory or judicial proceedings and liabilities and other costs; (xvi) changes in the cost of funds, demand for loan products, or demand for financial services; (xvii) other economic, competitive, governmental, or technological factors affecting our operations, markets, products, services, and prices; and (xviii) our success at managing the foregoing items. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

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